UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

POSHMARK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 262-4771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	POSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2022, Poshmark, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter.

Proposal 1 - Election of Directors.

The Company’s stockholders elected each of the persons named below as Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, or removal. The results of the vote were:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Manish Chandra	249,772,668.16	7,446,006.30	17,319,073.00
Navin Chaddha	249,224,232.43	7,994,462.04	17,319,073.00
Jenny Ming	250,235,725.09	6,982,969.38	17,319,073.00

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the vote were:

Votes For	Votes Against	Abstentions
274,382,201.38	62,746.65	92,819.44

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSHMARK, INC.

Date: June 17, 2022	By:	/s/ Manish Chandra
Manish Chandra
Chief Executive Officer